Exhibit 99.1

22608 Compute Health Proxy Card_REV3 - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

COMPUTE HEALTH ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 27, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the stockholders meeting, visit: https://www.cstproxy.com/computehealth/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMPUTE HEALTH ACQUISITION CORP.

The undersigned appoints Joshua Fink and Jean Nehmé, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Compute Health Acquisition Corp. held of record by the undersigned at the close of business on July 3, 2023 at the Special Meeting of Compute Health Acquisition Corp., to be held virtually at: **https://www.cstproxy.com/computehealth/2023** on July 28, 2023, at 9:00 a.m. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the other side)

22608 Compute Health Proxy Car_REV3 - Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting To view the Proxy Statement and to attend the Special Meeting, please go to: https://www.cstproxy.com/computehealth/2023

PROXY
COMPUTE HEALTH ACQUISITION CORP. —
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

Please mark your votes like this **X**

Proposal No. 1 — The Business Combination Proposals — to consider and vote upon three separate proposals to approve the Business Combination (as defined below) and approve and adopt the Business Combination Agreement, dated as of February 9, 2023 (the "Existing Business Combination Agreement") and amended as of May 2, 2023 (the "BCA Amendment" and, the Existing Business Combination Agreement, as amended by the BCA Amendment, the "Business Combination Agreement"), by and among Compute Health, Compute Health Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Compute Health ("Merger Sub I"), Compute Health LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Compute Health ("Merger Sub II" and, together with Merger Sub I, the "Merger Subs"), Allurion Technologies, Inc., a Delaware corporation ("Allurion"), and Allurion Technologies Holdings, Inc., a Delaware corporation and a direct, wholly-owned direct subsidiary of Allurion ("New Allurion"), pursuant to which, subject to the terms and conditions set forth therein, the Business Combination will be effected in three steps: (a) subject to, among other things, the approval and adoption of the Business Combination Agreement by the stockholders of Compute Health, Compute Health will merge with and into New Allurion (the "CPUH Merger"), with New Allurion surviving the CPUH Merger as a publicly listed entity (the time at which the CPUH Merger becomes effective, the "CPUH Merger Effective Time") and becoming the sole owner of each Merger Sub; (b) at least three hours following the consummation of the CPUH Merger, Merger Sub I will merge with and into Allurion (the "Intermediate Merger"), with Allurion surviving the Intermediate Merger and becoming a direct, wholly-owned subsidiary of New Allurion; and (c) thereafter, Allurion will merge with and into Merger Sub II (collectively with the CPUH Merger and the Intermediate Merger, and together with all other transactions contemplated by the Business Combination Agreement, the "Business Combination"), with Merger Sub II surviving the Final Merger and remaining a direct, wholly-owned subsidiary of New Allurion (clauses (a) through (c), collectively, the "Business Combination Proposals"). A copy of the Existing Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A and a copy of the BCA Amendment is attached to the accompanying proxy statement/prospectus as Annex A-1;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Organizational Documents Proposal — to approve and adopt, assuming the Business Combination Proposals and the Exchange Proposal (as defined below) are approved and adopted, the proposed new certificate of incorporation (the "Proposed Charter"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, and the proposed new bylaws, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (the "Proposed Bylaws"), of New Allurion as the post-CPUH Merger company, which, if approved, would take effect substantially concurrently with the CPUH Merger Effective Time (the "Organizational Documents Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Documents Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with United States Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as seven sub-proposals (collectively, the "Advisory Organizational Documents Proposals"):

- **Advisory Organizational Documents Proposal A** — to change the corporate name of New Allurion to "Allurion Technologies, Inc." from and after the time of the Business Combination;
  FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Organizational Documents Proposal B** — to increase New Allurion's capitalization so that it will have 1,000,000,000 authorized shares of common stock, par value $0.0001 (the "New Allurion Common Stock"), and 100,000,000 authorized shares of preferred stock, par value $0.0001;
  FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Organizational Documents Proposal C** — to divide the New Allurion board of directors into three classes with staggered three-year terms;
  FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Organizational Documents Proposal D** — to provide that the removal of any director be only for cause and only by the affirmative vote of holders of at least 66 2/3% of New Allurion's then-outstanding shares of capital stock entitled to vote at an election of directors;
  FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Organizational Documents Proposal E** — to not include in the Proposed Charter any requirement that New Allurion be dissolved and liquidated 30 months following the closing of its initial public offering, and to not include in the Proposed Charter provisions applicable only to blank check companies;
  FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Organizational Documents Proposal F** — to provide that New Allurion stockholders may only act by holding a stockholders meeting; and
  FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Organizational Documents Proposal G** — to provide that the New Allurion board of directors would be expressly authorized to adopt, amend, alter or repeal the Proposed Bylaws on an affirmative vote of the majority of directors. In addition, to provide that the Proposed Bylaws could be amended or repealed by New Allurion stockholders by the affirmative vote of the holders of at least 66 2/3% of the then-outstanding shares of capital stock of New Allurion entitled to vote on such amendment or repeal, voting together as a single class; unless the New Allurion board of directors recommends that New Allurion stockholders approve such amendment or repeal at such meeting of New Allurion stockholders, in which case such amendment or repeal shall only require the affirmative vote of the majority of outstanding shares of capital stock of New Allurion entitled to vote on such amendment or repeal, voting together as a single class.
  FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Exchange Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposals and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of (i) up to 37,812,000 shares of New Allurion Common Stock in the Intermediate Merger pursuant to the terms of the Business Combination Agreement, (ii) 5,386,695 shares of New Allurion Common Stock to the PIPE Investors (as defined in the accompanying proxy statement/prospectus) pursuant to the PIPE Subscription Agreements (as defined in the accompanying proxy statement/prospectus), (iii) up to 3,602,114 shares of New Allurion Common Stock, in the aggregate, to Compute Health Sponsor LLC, a Delaware limited liability company (the "Sponsor"), and the independent directors of Compute Health, assuming the maximum amount allowable in the Sponsor Loan Conversion (as defined in the accompanying proxy statement/prospectus) and the minimum number of shares of Compute Health Class A Common Stock (as defined in the accompanying proxy statement/prospectus) are contributed by the Sponsor to Compute Health pursuant to the Sponsor Contribution Agreement (as defined in the accompanying proxy statement/prospectus), (iv) 13,101,132 shares of New Allurion Common Stock to the Public Stockholders (as defined in the accompanying proxy statement/prospectus), (v) up to 1,500,000 shares of New Allurion Common Stock, in the aggregate, to RTW and Fortress (each as defined in the accompanying proxy statement/prospectus) or its affiliates pursuant to the Backstop Agreement, Amended and Restated RTW Side Letter or the Term Loan Credit Agreement, as applicable, (vi) up to 1,600,000 shares of New Allurion Common Stock pursuant to HVL's Termination Agreement (as defined in the accompanying proxy statement/prospectus), and (vii) up to nine million shares of New Allurion Common Stock to certain Allurion equityholders if certain share price thresholds are achieved within five years after the effective date of the resale registration statement on Form S-1 to be filed with the Securities and Exchange Commission by New Allurion (the "Exchange Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposals, the Exchange Proposal, and the Organizational Documents Proposal are approved and adopted, the New Allurion 2023 Stock Option and Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex G (the "Equity Incentive Plan Proposal"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit the further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Required Transaction Proposals (as defined below) would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (collectively with the Business Combination Proposals, the Organizational Documents Proposal, the Exchange Proposal, and the Equity Incentive Plan Proposal, the "Required Transaction Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________ **2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.